EXHIBIT 99.(T3)(B1)

COMPANIES ACT 2014

DESIGNATED ACTIVITY COMPANY LIMITED BY SHARES

CONSTITUTION

OF

NAC AVIATION 29 DESIGNATED ACTIVITY COMPANY

Incorporated on 2 March 2017

McCann FitzGerald

Solicitors
Riverside One

Sir John Rogerson’s Quay
Dublin 2

RRG\25835513.1

CONSTITUTION

OF

NAC AVIATION 29 DESIGNATED ACTIVITY COMPANY

MEMORANDUM OF ASSOCIATION

1.	The name of the Company is NAC AVIATION 29 DESIGNATED ACTIVITY COMPANY.

2.	The Company is a designated activity company limited by shares, that is to say a private company limited by shares registered under Part 16 of the Companies Act 2014.

3.	The objects for which the Company is established are:

(a)

(i)	To acquire, whether by purchase, hire, charter, lease, demise, exchange or otherwise, and to hold and/or own, aircraft of any type or kind, helicopters, ships, vessels, crafts, engines, vehicles, machines and equipment of all kinds or any interest therein.

(ii)	To lease, sell, license, hire out, let, charter or otherwise dispose of aircraft of any type or kind, helicopters, ships, vessels, crafts, engines, vehicles, machines and equipment of all kinds or any interest therein.

(iii)	To construct, equip, maintain, repair, alter or improve aircraft of any type or kind, helicopters, ships, vessels, crafts, engines, vehicles, machines and equipment of all kinds or any interest therein.

(iv)	To carry on all or any of the business of carriers by air, land or water, agents for, or managers of, aircraft and air transport services.

(v)	To act as chartering agents, merchants, freight contractors, warehousemen, wharfingers, lightermen, stevedores and forwarding agents, and as underwriters and insurers of aircraft of any type or kind, helicopters, ships, vessels, craft, engines, vehicles, machines and equipment of all kinds and of goods and other property and as consultants on air and maritime affairs, and as providers of management and training services of all kinds.

(vi)	To own, manage, work and trade with aircraft of any type or kind, helicopters, ships, vessels, craft, engines, vehicles, machines and equipment of all kinds with all necessary and convenient equipment, or any share or interests in aircraft, helicopters, ships, vessels, craft, engines, vehicles, machines and equipment of all kinds, including shares, stocks or securities of companies possessed of or interested in any aircraft, helicopters, ships, vessels, craft, engines, vehicles, machines and equipment of all kinds

(b)	To carry on all of the said businesses or any one or more of them as a distinct or separate business or as the principal business of the Company, to carry on any other business manufacturing or otherwise which may seem to the Company capable of being conveniently carried on in connection with the above or any one of the above or calculated directly or indirectly to enhance the value of or render more profitable any of the Company’s property or rights.

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(c)	To act as managers, consultants, supervisors and agents of other companies or undertakings, and to provide for such companies or undertakings, managerial, advisory, technical, purchasing, selling and other services, and to enter into such agreements as are necessary or advisable in connection with the foregoing.

(d)	To acquire by subscription, purchase, exchange, tender or otherwise and to accept and take hold, or hold upon security, or sell shares, stocks, debentures, debenture stock, bonds, bills, mortgages, obligations and securities of any kind issued or guaranteed by any company, corporation, government, state, dominion, colony, sovereign, ruler, commissioners, trust, municipal, local or other authority or body of whatsoever nature wheresoever situated.

(e)	To make such provision for the education and training of employees and prospective employees of the Company and others as may seem to the Company to be advantageous to or calculated, whether directly or indirectly, to advance the interests of the Company or any member thereof.

(f)	To take part in the formation, management, supervision or control of the business or operations of any company or undertaking, and for that purpose to appoint and remunerate any directors, accountants or other experts and agents.

(g)	To purchase, take on lease or in exchange, or otherwise acquire and hold for investment any estate or interest in any lands, buildings, easements, rights, privileges, concessions, grants and any real and personal property of any kind. To invest and deal with the moneys of the Company not immediately required and in such manner as from time to time may be determined.

(h)	To sell, improve, manage, develop, exchange, lease, hire, mortgage, dispose of, turn to account or otherwise deal with all or any part of the undertaking, property and rights of the Company on such terms as the Company thinks fit and in particular (without limitation) either with or without the Company receiving any consideration or benefit.

(i)	To establish, regulate and discontinue franchises and agencies, and to undertake and transact all kinds of trust, agency and franchise business which an ordinary individual may legally undertake.

(j)	To buy, acquire, sell, manufacture, repair, convert, alter, take on hire, let on hire and deal in machinery, plant, works, implements, tools, rolling stock, goods, and things of any description.

(k)	To pay all costs, charges and expenses incurred or sustained in or about the promotion and establishment of the Company, or which the Company shall consider to be preliminary thereto.

(l)	To amalgamate or enter into partnership or any joint purpose or profit-sharing arrangement with and to co-operate in any way with or assist or subsidise any company, firm society, partnership or person, and to purchase or otherwise acquire and undertake all or any part of the business, property and liabilities of any such body or person, carrying on any business which this Company is authorised to carry on or possessed of any investments or other property suitable for the purposes of the Company and to conduct or carry on, or liquidate and wind up, any such business.

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(m)	To employ experts to investigate and examine into the conditions, prospects, value, character and circumstances of any business concerns and undertakings, and generally of any assets, property or rights.

(n)	To apply for and take out, purchase or otherwise acquire any trade marks, designs, patents, copyright or secret processes, which may be useful for the Company’s objects, and to grant licences to use the same.

(o)	To borrow and raise money including, without limitation, by the creation and issue on such terms and conditions as may be thought expedient of debentures, debenture stock or other securities of any description and to pay or provide for brokerage, commission and underwriting in respect of any such issue.

(p)	To secure or otherwise collateralise on such terms and in such manner as may be thought fit, any indebtedness or obligation of the Company, either with or without the Company receiving any consideration or benefit, whether by personal covenant of the Company, or by mortgage, charge, pledge, assignment, trust or any other means involving the creation of security over all or any part of the undertaking, assets, property, rights, goodwill, uncalled capital and revenues of the Company of whatever kind both present and future or by any other means of collateralisation including, without limitation, by way of transfer of title to any of such undertaking, assets, property, rights, goodwill, uncalled capital and revenues.

(q)	To guarantee the payment of any debts or the performance of any contract or obligation of any company or association or undertaking or of any person and to give indemnities of all kinds and to secure any such guarantee and any such indemnity in any manner and in particular (without limitation) either with or without the Company receiving any consideration or benefit by the creation of charges or mortgages (whether legal or equitable) or floating charges or the issue of debentures charged upon all or any of the undertaking, assets, property, rights, goodwill, uncalled capital and revenues of the Company both present and future.

(r)	To draw, make, accept, endorse, discount, negotiate, execute and issue and to buy, sell and deal with bills of exchange, promissory notes and other negotiable or transferable instruments. Provided always that nothing herein contained shall empower the Company to act as stock and share brokers or dealers.

(s)	To advance and lend money or provide credit and financial accommodation upon such security as may be thought proper, or without taking any security therefore either with or without the Company receiving any consideration or benefit.

(t)	To remunerate by cash payment or allotment of shares or securities of the Company credited as fully paid-up or otherwise, any person or company for services rendered or to be rendered to the Company, whether in the conduct or management of its business, or in placing or assisting to place or guaranteeing the placing of any of the shares of the Company’s capital or any debentures or other securities of the Company, or in or about the formation or promotion of the Company.

(u)	To provide for the welfare of persons in the employment of, or holding office under, or formerly in the employment of, or holding office under the Company, or its predecessors in business, or any directors or ex-directors of the Company, and the wives, widows and families, dependants or connections of such persons, by grants of money, pensions or other payments, and by forming and contributing to pension, provident or benefit funds or profit sharing or co-partnership schemes for the benefit of any such persons, and by providing or subscribing towards places of instruction and recreation, and hospitals, dispensaries, medical and other attendances, and other assistance, as the Company shall think fit, and to form, subscribe to or otherwise aid, charitable, benevolent, religious, scientific, national, or other institutions, exhibitions or objects, which shall have any moral or other claims to support or aid by the Company by reason of the locality of its operations or otherwise.

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(v)	To procure the registration or incorporation of the Company in or under the laws of any place outside the State.

(w)	To establish or promote or concur in establishing or promoting any company or companies for the purposes of acquiring all or any of the property, rights and liabilities of the Company or for any other purpose which may seem directly or indirectly calculated to benefit the Company and to place or guarantee the placing of, underwrite, subscribe for or otherwise acquire all or any part of the shares, debentures or other securities of any such other company.

(x)	As an object of the Company and as a pursuit in itself or otherwise, and whether for the purpose of making a profit or avoiding a loss or for any other purpose whatsoever, either with or without the Company receiving any consideration or benefit, to engage in currency and interest rate transactions and any other financial or other transactions of whatever nature, including any transaction for the purposes of, or capable of being for the purposes of, avoiding, reducing, minimising, hedging against or otherwise managing the risk of any loss, cost, expense or liability arising, or which may arise, directly or indirectly, from a change or changes in any interest rate or currency exchange rate or in the price or value of any property, asset, commodity, index or liability or from any other risk or factor affecting the Company’s business, including but not limited to dealings, whether involving purchases, sales or otherwise, in foreign and Irish currency, spot and forward exchange rate contracts, forward rate agreements, caps, floors and collars, futures, options, swaps, and any other currency interest rate and other hedging arrangements and such other instruments as are similar to, or derivatives of, any of the foregoing.

(y)	To accept stock or shares in, or the debentures, mortgages or other securities of any other company in payment or part payment for any services rendered, or for any sale made to, or debt owing from any such company, whether such shares shall be wholly or only partly paid up, and to hold and retain or re-issue with or without guarantee, or sell, mortgage or deal with any stock, shares, debentures, mortgages or other securities so received, and to give by way of consideration for any of the acts and things aforesaid, or property acquired, any stock, shares, debentures, mortgages or other securities of this or any other company.

(z)	To obtain any Ministerial order or licence or any provisional order or Act of the Oireachtas or Charter for enabling the Company to carry any of its objects into effect, or for effecting any modification of the Company’s constitution, or for any other purpose which may seem expedient, and to oppose any proceedings or applications which may seem calculated directly or indirectly to prejudice the Company’s interests.

(aa)	To enter into any arrangement with any government or local or other authority that may seem conducive to the Company’s objects or any of them, and to obtain from any such government, or authority, any rights, privileges and concessions which the Company may think it desirable to obtain, and to carry out, and to exercise and comply with the same.

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(bb)	To distribute in specie or otherwise as may be resolved, any assets of the Company among its members, and particularly the shares, debentures or other securities of any other company formed to take over the whole or any part of the assets or liabilities of this Company.

(cc)	To do all or any of the matters hereby authorised in any part of the Republic of Ireland or in any part of the world and either alone or in conjunction with, or as contractors, factors, trustees or agents for, any other company or person, or by or through any factors, trustees or agents.

(dd)	To do all such other things as may be considered to be incidental or conducive to the above objects or any of them.

And it is hereby declared that the objects of the Company as specified in each of the foregoing paragraphs of this clause (except only if and so far as otherwise expressly provided in any paragraph) shall be separate and distinct objects of the Company and shall not be in anywise limited by reference to any other paragraph or the order in which the same occur or the name of the Company nor shall any express statement in any object that it is an object of the Company be taken to mean or imply that any object not expressly stated to be such is not an object of the Company.

4.	The liability of the members is limited.

5.	The share capital of the Company is €100,000 divided into 100,000 shares of €1.00 each.

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ARTICLES OF ASSOCIATION

OF

NAC AVIATION 29 DESIGNATED ACTIVITY COMPANY

1.	The provisions of the Companies Act 2014 are adopted except, in respect of the optional provisions identified in the Act, to the extent that this constitution provides otherwise or states otherwise (expressly or by import).

2.	In this constitution the following terms shall have the following meanings:

(a)	“Act” means the Companies Act 2014 and every other enactment which is to be read together with that Act;

“electronic address” means any address or number used for the purposes of sending or receiving documents or information by electronic means;

“electronic means” means any process or means provided or facilitated by electronic equipment for the processing (including digital compression), storage and transmission of data, employing wires, radio, optical technologies, or any other electromagnetic means; and

“Holding Company” means a holding company of the Company the name of which is entered in the register of members and provided that, at the relevant time, there is no other holding company of the Company entered in that register.

(b)	Any word or phrase used in this constitution the definition of which is contained or referred to in the Act shall be construed as having the meaning that is, at the date on which this constitution becomes binding on the Company, attributed to it in the Act.

(c)	(i)	Unless the contrary intention appears, any expression in this constitution referring to writing (or any cognate word):

(A)	shall be construed as including a reference to printing, lithography, photography and any other mode of representing or reproducing words in a legible and non-transitory form; and

(B)	subject to the circumstances in sub-clause(ii) and to the requirements of the Act, shall not include writing in electronic form.

(ii)	The circumstances mentioned in sub-clause (c)(i) (in which writing (and cognate words) includes writing in electronic form) are:

(A)	where such is provided in this constitution; and

(B)	in the case of a notice, communication, document or information to be given, served or delivered to the Company, where the Company has agreed to receipt in electronic form and such notice, communication, document or information is given, served or delivered in such electronic form and manner as may have been specified by the directors from time to time for the giving, serving or delivery of notices, communications, documents or information in electronic form.

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(d)	References in this constitution:

(i)	to execution of any document shall include any mode of execution, whether under seal or under hand or any mode of electronic signature as may from time to time be approved by the directors;

(ii)	to a section is to a section of the Act, unless otherwise stated; and

(iii)	to gender includes, where a person is a body corporate, the neuter gender.

(e)	A notice, communication, document or information is given, served or delivered in electronic form if it is given, served or delivered by electronic means including, without limitation, by making such notice, communication, document or information available on a website or by sending such notice, communication, document or information by e- mail.

3.	Where a member has provided an electronic address to the Company the member shall be deemed to have given his or her consent to the use by the Company of electronic means in sending notices or other communications, information or documentation (including without limitation, financial statements) to that member. A member may from time to time notify the Company of a change to the electronic address to be used for such member.

Lien

4.	The lien conferred by section 80 shall attach to fully paid as well as partly paid shares and shall also apply in respect of all monies immediately payable by the registered holder or his or her estate to the Company.

5.	Notwithstanding any other provision of this Constitution, the Company’s first and paramount lien on every share (not being a fully paid share) called or payable at a fixed time in respect of that share and the extension of that lien to all dividends payable thereon shall not apply where any such shares have been mortgaged or charged by way of security in which event such lien shall rank behind any such security and section 80 (2)–(4) of Companies Act 2014 shall be modified accordingly.

Allotment

6.	The directors are hereby generally and unconditionally authorised to exercise all the powers of the Company to allot, issue, grant options over and otherwise dispose of shares within the meaning of section 69 provided that, if and so long as there is for the time being a Holding Company, the directors shall obtain the prior consent in writing of such Holding Company to such allotment, issue, grant or disposal. The maximum number of shares that may be allotted under the authority hereby conferred shall be the nominal amount of the authorised but unissued shares in the Company from time to time.

7.	Section 69(6) shall not apply to any allotment of shares.

Shares

8.	In exercising the power to acquire its own shares under section 105 neither the Company nor the directors shall be required to select the shares to be purchased rateably or in any other particular manner as between the holders of shares of the same class or as between them and the holders of shares of any other class or in accordance with the rights as to dividends or capital conferred by any class of shares. Notwithstanding anything to the contrary contained in this constitution, the rights attached to any class of shares shall be deemed not to be varied by anything done by the Company pursuant to this regulation.

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9.	Notwithstanding anything contained in this Constitution, the Directors shall promptly register any transfer of shares and may not suspend registration thereof where such transfer:

(a)	is to the bank, lender, institution or security trustee for a lender or lenders to which such shares have been charged by way of security, whether as agent and trustee for a group of lenders, banks or institutions or otherwise, or to any nominee or any transferee of such a bank or institution (a “Secured Institution”); or

(b)	is delivered to the Company for registration by a Secured Institution or its nominee in order to register the Secured Institution as legal owner of the shares; or

(c)	is executed by a Secured Institution or its nominee pursuant to the power of sale or other power under such security,

and furthermore, notwithstanding anything to the contrary contained in this Constitution or in any agreement or arrangement applicable to any shares in the Company, no transferor or proposed transferor of any such shares to a Secured Institution or its nominee and no Secured Institution or its nominee (each a “Relevant Person”), shall be subject to, or obliged to comply with, any rights of pre-emption contained in this Constitution or any such agreement or arrangement nor shall any Relevant Person be otherwise required to offer the shares which are or are to be the subject of any transfer as aforesaid to the shareholders for the time being of the Company or any of them, and no such shareholder shall have any right under the Constitution or otherwise howsoever to require such shares to be transferred to them whether for consideration or not. No resolution shall be proposed or passed the effect of which would be to delete or amend this regulation unless not less than 45 days’ written notice thereof shall have been given to any such Secured Institution by the Company and section 95(1) of the Companies Act 2014 shall be modified accordingly.

Proceedings at General Meetings

10.	In the application of section 182(5)(b)(ii) to this constitution, the words “the meeting shall be dissolved” shall be substituted for the words “the members present shall be a quorum”.

11.	Section 187(6) shall not apply so that it shall not be necessary to give any notice of an adjourned meeting.

12.	A poll may be demanded by any member present in person or by proxy and section 189 shall be modified accordingly.

13.	The time period for the purposes of section 183(6) is any time before the commencement of the meeting or, as the case may be, the taking of the poll.

Single-Member Company

14.	If and for so long as the Company has only one member:

(a)	in relation to a general meeting, the sole member or a proxy for that member or (if the member is a corporation) a duly authorised representative of that member shall be a quorum;

(b)	a proxy for the sole member may vote on a show of hands;

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(c)	the sole member or a proxy for that member or (if the member is a corporation) a duly authorised representative of that member shall be chairman of any general meeting of the Company; and

(d)	all other provisions of this constitution shall apply with any necessary modification (except to the extent this constitution expressly provides otherwise).

Directors

15.	The number of directors shall be at least two and not more than ten.

16.	In addition to the circumstances provided for in section 148(1), the office of director shall be vacated automatically:

(a)	if the director suffers any event equivalent or analogous to bankruptcy in the State or any other jurisdiction or he or she makes any arrangement or composition with his or her creditors generally; or

(b)	if the director’s health is, in the opinion of his or her co-directors, such that he or she can no longer be reasonably regarded as possessing an adequate decision-making capacity; or

(c)	if the director is absent from meetings of the directors for six consecutive months without leave, and during such period his or her alternate director (if any) shall not have attended in his or her stead and the directors resolve that his or her office be vacated; or

(d)	if the director, not being a director holding any executive office for a fixed period, resigns his or her office by notice in writing to the Company; or

(e)	if the director is convicted of an indictable offence and the directors resolve, within six months of becoming aware of the conviction, that his or her office be vacated; or

(f)	if a declaration of restriction is made, or deemed to have been made, in respect of the director under the Act.

17.	(a)	Subject to section 144(1), the directors may resolve to appoint a person as an addition to the board or to fill a casual vacancy provided that, if and so long as there is for the time being a Holding Company, the directors shall obtain the prior consent in writing of such Holding Company to such appointment.

(b)	If and so long as there is for the time being a Holding Company, that Holding Company shall have the power to appoint directors (whether to fill casual vacancies or as an addition to the board or otherwise), and the power to remove any director, howsoever appointed, shall reside exclusively in such Holding Company.

(c)	Any appointment or removal made under (b) above shall be effected by a notice in writing signed by a director or secretary of the Holding Company and, subject to section 144(1), shall be effective forthwith upon the delivery of such notice to the Company at the registered office (or where electronic means are used, to the Company’s electronic address for the Company secretary).

18.	A director appointed by the directors to fill a casual vacancy or as an addition to the board shall not retire from office at the annual general meeting next following his or her appointment.

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19.	Notwithstanding the provisions of section 146, the Company may by ordinary resolution remove any director before the expiration of his or her term of office. Subject to section 144(1), the Company may by ordinary resolution appoint another person in place of the director so removed.

20.	A resolution or other document signed by an alternate director need not also be signed by his or her appointor and, if it is signed by a director who has appointed an alternate director, it need not be signed by the alternate director when acting in that capacity.

21.	Unless the members of the Company shall otherwise determine, and subject always to the other regulations of this constitution, a director is permitted to use, for his or her own benefit, or anyone else’s benefit, any of the Company’s property where such use is directly or indirectly related to the performance of the directors’ duties to the Company or has been authorised (expressly or implicitly) by the directors

22.	A director may vote in respect of any contract, appointment or arrangement in which he or she is interested and shall be counted in the quorum present at the meeting and shall not be treated as being in breach of his or her duty set out in section 228(1)(f). Section 163 shall not apply.

23.	Section 161(6) shall apply subject to:

(a)	the meeting being deemed to take place where the chairperson of the meeting then is unless otherwise decided by the meeting; and

(b)	a director not being able to cease to participate in the meeting by disconnecting his or her telephone or other means of communication unless he or she has previously obtained the express consent of the chairman of the meeting, and a director shall be conclusively presumed to have been present and to have formed part of the quorum at all times during the meeting unless he or she has previously obtained the express consent of the chairman of the meeting to leave the meeting.

Alternate Directors

24.	(a)	If and so long as there is for the time being a Holding Company, that Holding Company shall be entitled to appoint any person as an alternate director for a director and may at any time revoke any appointment so made. Subject to section 144(1), any such appointment or removal shall be effected by notice in writing signed by a director or secretary of the Holding Company and shall be effective forthwith upon the delivery of such notice to the Company at the registered office (or where electronic means are used, to the Company’s electronic address for the Company secretary).

(b)	A director shall be entitled to appoint any person as his or her alternate director and may at any time revoke any appointment so made provided that, if and so long as there is a Holding Company, the director shall obtain the prior consent in writing of the Holding Company to such appointment or revocation. Subject to section 144(1), any such appointment or removal shall be effected by a notice in writing by the appointor and shall be effective forthwith upon the delivery of such notice to the Company at the registered office (or where electronic means are used, to the Company’s electronic address for the Company secretary).

(c)	Any alternate director shall be entitled to notice of meetings of directors, to attend, be included in the quorum and vote as a director at any meeting at which his or her appointor is not present and to exercise all the functions of his or her appointor as a director (except in respect of the power to appoint an alternate). Every person acting as an alternate director shall have one vote for each director for whom he or she acts as alternate (in addition to his or her own vote if he or she is also a director).

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(d)	An alternate director, while acting as such, shall be regarded as an officer of the Company and not the agent of his or her appointor. An alternate director shall not be entitled to receive from the Company any part of his or her appointor’s remuneration.

(e)	An alternate director shall cease to be an alternate director if for any reason his or her appointment is revoked or his or her appointor ceases to be a director or any of the circumstances referred to in regulation 16 occurs in respect of the alternate.

Executive Office

25.	In exercise of their powers under section 158 the directors may:

(a)	from time to time appoint one or more of their body to hold any executive office in the management of the business of the Company, including the office of chairman or deputy chairman or managing or joint managing or deputy or assistant managing director, as the directors may decide, for such fixed term or without limitation, as to period and on such terms as to remuneration and otherwise as they think fit, and a director appointed to any executive office shall (without prejudice to any claim for damages for breach of any service contract between him or her and the Company) if he or she ceases to hold the office of director from any cause be deemed immediately thereupon to cease to hold such executive office;

(b)	entrust to and confer upon any director so appointed to executive office any of the powers exercisable by them upon such terms and conditions and with such restrictions as they may think fit, and either collaterally with or to the exclusion of their own powers, and, from time to time, may revoke, withdraw or vary all or any of such powers; and

(c)	appoint any managers or agents for managing any of the affairs of the Company, either in the State or elsewhere, and may fix their remuneration, and may delegate to any manager or agent any of the powers, authorities and discretions vested in the directors, with power to sub-delegate, and any such appointment or delegation or power to sub- delegate may be made upon such terms and subject to such conditions as the directors may think fit, and the directors may remove any person so appointed, and may annul or vary any such delegation or sub-delegation, but no person dealing in good faith and without notice of any such annulment or variation shall be affected thereby.

Financial Statements

26.	Where the Company is obliged by the Act or by this constitution to send a member (i) copies of the Company’s financial statements and of the directors’ and auditors’ reports or (ii) any other document, such copies or other document may be sent by electronic means to such electronic address as may have been provided to the Company by that person or be provided on a website in accordance with regulation 35.

Interim Dividends

27.	Any interim dividends paid by the directors in accordance with section 124(3) may be paid wholly or partly by the distribution of specific assets of the Company.

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Notices

28.	Subject to the Act, and except where otherwise expressly provided in this constitution, any notice, communication, document or information to be given, served or delivered to or on the Company pursuant to this constitution shall be in writing on paper or, subject to regulation 29, in electronic form.

29.	Subject to the Act and except where otherwise expressly provided in this constitution, a notice, communication, document or information may be given, served or delivered to or on the Company in electronic form only if this is done in such form and manner as may have been specified by the directors from time to time for the giving, service or delivery of notices, communications, documents or information in electronic form. The directors may prescribe such procedures as they think fit for verifying the authenticity or integrity of any such notice, communication, document or information given, served or delivered to or on the Company in electronic form.

30.	Subject to the Act, and except where otherwise expressly provided in this constitution, any notice, communication, document or information to be given, served or delivered by the Company pursuant to this constitution shall be in writing on paper or in electronic form.

31.	(a)	Subject to the Act and except where otherwise expressly provided in this constitution, any notice, communication, document or information to be given, served or delivered in pursuance of this constitution may be given to, served on or delivered to any member by the Company:

(i)	by handing same to him or her or his or her authorised agent;

(ii)	by leaving the same at his or her registered address;

(iii)	by sending the same by the post or other delivery service in a pre-paid cover addressed to him or her at his or her registered address; or

(iv)	by sending the notice, communication, document (other than a share certificate) or the information in electronic form to such electronic address as may from time to time be provided by the member in accordance with sub-paragraph (e) or by making it available on a website (provided the Company sends to the member, by any of the means at (i) to (iii) above or by electronic means to such electronic address, notification complying with regulation 35 of the fact that the notice, communication, document or information has been placed on the website).

(b)	Where a notice, communication, document or information is given, served or delivered pursuant to sub-paragraph (a)(i) or (ii), the giving, service or delivery thereof shall be deemed to have been effected at the time the same was handed to the member or his or her authorised agent, or left at his or her registered address (as the case may be).

(c)	Where a notice, communication, document or information is given, served or delivered pursuant to sub-paragraph (a)(iii), the giving, service or delivery thereof shall be deemed to have been effected at the expiration of 24 hours after the cover containing it in paper form was posted or given to delivery agents (as the case may be). In proving such giving, service or delivery, it shall be sufficient to prove that such cover was properly addressed, pre-paid and posted or given to delivery agents.

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(d)	Where a notice, communication, document or information is given, served or delivered pursuant to sub-paragraph (a)(iv), the giving, service or delivery thereof shall be deemed to have been effected:

(i)	if sent in electronic form to an electronic address, at the expiration of 12 hours after the time it was sent; or

(ii)	if made available on a website, at the time that the notification referred to in parenthesis in sub-paragraph (a)(iv) is deemed to be given, served or delivered in accordance with sub-paragraph (b), (c) or (d)(i), as the case may be.

(e)	Where any member has furnished his or her electronic address to the secretary, the delivery to him or her of any notice, communication, document or information by electronic mail (whether contained in the body of the electronic mail message or as an attachment to it) shall be deemed good delivery on the terms set out in sub-paragraph (d) above.

(f)	If the Company receives a delivery failure notification following the sending of a notice, communication, document or other information in electronic form to an electronic address in accordance with sub-paragraph (a)(iv), the Company shall give, serve or deliver the notice, communication, document or information on paper or in electronic form (but not by electronic means) to the member either personally or by post or other delivery service addressed to the member at his or her registered address or (as applicable) by leaving it at that address. This shall not affect when the notice, document or information was deemed to be received in accordance with sub-paragraph (d).

32.	Every person who, by operation of law, transfer or other means, shall become entitled to any share shall be bound by every notice or other document which, prior to his or her name and address being entered on the register in respect of such share, shall have been given to any person in whose name the share shall have been previously registered.

33.	Any notice, communication, document or information given, served or delivered to a member in accordance with regulation 31 shall, notwithstanding that such member be then deceased, and whether or not the Company has notice of his or her death, shall be deemed to have been duly given, served or delivered in respect of any shares, whether held solely or jointly with other persons by such member, until some other person or persons be registered in his or her place as the holder or joint holders of such shares, and such delivery or service shall for all purposes of this constitution be deemed a sufficient service or delivery of such notice, communication, document or information on his or her executors or administrators, and all persons (if any) jointly interested with him or her in any such share.

34.	The signature to any notice to be given by the Company may be written or printed.

Publication on Website

35.	A notification to a member of the publication of a notice, communication, document or information on a website as permitted by this constitution shall state:

(a)	the fact of the publication of the notice, communication, document or information on a website;

(b)	the address of that website and, where necessary, the place on that website where the notice, communication, document or information may be accessed and how it may be accessed; and

13	Constitution for NAC Aviation 29 DAC

(c)	in the case of a notice of a general meeting of members or of a class of members:

(i)	that it concerns a notice of a meeting served in accordance with this constitution or by order of a court, as the case may be;

(ii)	the place, date and time of the meeting; and

(iii)	whether the meeting is to be an annual general meeting or an extraordinary general meeting; and

(d)	the address of any other website (if such is the case) where procedures as to voting are stated or facilitated.

36.	The notice, communication, document or information referred to in regulation 35 shall be published on that website, in the case of a notice of meeting, throughout the period beginning with the giving of that notification and ending with the conclusion of the meeting, and in any other case the notice, communication, document or information shall be published on the website for a period of not less than 21 days from the giving of the notification except that, in the case of the documents referred to in section 338(2), the documents are published on the website until the conclusion of the relevant meeting.

37.	Nothing in regulations 35 or 36 shall invalidate the proceedings of a meeting where:

(a)	any notice that is required to be published as mentioned in regulation 36 is published for a part, but not all, of the period mentioned in that regulation; and

(b)	the failure to publish that notice throughout that period is attributable to circumstances which it would not be reasonable to have expected the Company to prevent or avoid, including, without limitation, system, telecommunications or power outages.

Indemnity

38.	Every director, managing director, agent, auditor, secretary or other officer of the Company shall be entitled to be indemnified out of the assets of the Company against all losses or liabilities which he or she may sustain or incur in or about the execution of the duties of his or her office or otherwise in relation thereto, including any liability incurred by the officer in defending any proceedings, whether civil or criminal, in which judgment is given in his or her favour or in which the officer is acquitted or in connection with any application under sections 233 or 234 in which relief is granted to him or her by the Court, and no director or other officer shall be liable for any loss, damage or misfortune which may happen to or be incurred by the Company in the execution of the duties of his or her office or in relation thereto. This regulation shall only have effect in so far as its provisions are not avoided by section 235.

Seal

39.	Any instrument to which the Company’s seal shall be affixed shall be signed by any one of:

(a)	a director;

(b)	the secretary; or

(c)	any other person authorised to sign for that purpose by:

(i)	the directors; or

14	Constitution for NAC Aviation 29 DAC

(ii)	a committee

and the signature or countersignature of a second person shall not be required

15	Constitution for NAC Aviation 29 DAC

We, the several persons whose names and addresses are subscribed, wish to be formed into a company in pursuance of this constitution, and we agree to take the number of shares in the capital of the Company set opposite our respective names.

Names, Addresses and Descriptions of Subscribers	Number of Shares taken by each Subscriber

Nordic Aviation Capital DAC Fifth Floor Bedford Place Henry Street Limerick	One

Thomas Turley
Director

Total Shares taken              One

Dated: this                          day of                                                    2017

Witness to the above signatures:

Signature:

Name:

Address:

We, the several persons whose names and addresses are subscribed, wish to be formed into a company in pursuance of this constitution, and we agree to take the number of shares in the capital of the Company set opposite our respective names.

Names, Addresses and Descriptions of Subscribers	Number of Shares taken by each Subscriber.
Nordic Aviation Capital DAC Fifth Floor Bedford Place Henry Street Limerick	One

Thomas Turley
Director

Total Shares taken              One

Dated: this 6th day of February 2017

Witness to the above signatures:

Signature:

Name: Catherine Harley

Address: Dullas House, Croom, Limerick.

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